TIMKEN

Timken Reports Fourth-Quarter Results,
Provides 2016 Outlook

•	Reported adjusted earnings of $0.59 per diluted share (EPS) in the quarter on sales of $714 million

•	Generated strong free cash flow in the quarter of $88 million

•	Repurchased 2.7 million shares in the quarter, totaling 8.6 million for the year

•	Announced new share repurchase authorization of 5 million shares for 2016

•	Expects 2016 adjusted EPS of $1.90 to $2.00
NORTH CANTON, Ohio: Feb. 3, 2016 - The Timken Company (NYSE: TKR; www.timken.com), a global leader in bearings, today reported sales of $714.4 million for the fourth quarter of 2015, approximately 6 percent lower than the same period a year ago. Excluding the impact of currency, sales were down just under 2 percent, primarily due to market-related declines in Process Industries, which were partially offset by sales from the recently acquired Carlisle belts product line.
In the fourth quarter, Timken posted a net loss from continuing operations of $35.7 million or $0.44 per basic share, versus net income of $41.2 million or $0.46 per diluted share a year ago. The loss included certain unusual items including non-cash pension settlement charges of $242 million (pre-tax), offset partially by a divestiture gain and the reversal of certain tax reserves (reference Table I).
Excluding unusual items, adjusted net income from continuing operations was $49.0 million or $0.59 per diluted share. This compares with $57.9 million or $0.65 per diluted share for the same period in 2014. The year-over-year change in adjusted net income reflects lower volume and unfavorable currency, partially offset by the impact of favorable material and operating costs and lower SG&A expenses. Earnings per share also benefited from the company’s share buyback program, with 2.7 million shares repurchased in the fourth quarter.
Free cash flow (net cash from operations minus capital expenditures) for the quarter was $88 million, compared with $69 million in the prior-year period. The strong performance was driven primarily by lower working capital.

“Given the soft industrial environment globally, we were pleased with our fourth quarter results,” said Richard G. Kyle, Timken president and chief executive officer. “Demand declined slightly less than anticipated and our cost-reduction initiatives continued to gain momentum, resulting in a solid finish to a challenging year.
“In 2015, we gained share in sectors like automotive, wind and rail, maintained double-digit operating margins, generated strong cash flow, acquired the Carlisle belts product line and made structural improvements to our cost-competitiveness and operating margins,” said Kyle. “We also continued to return capital to shareholders by increasing our dividend and buying back nearly 10 percent of our outstanding shares.”
Kyle concluded, “We enter 2016 with a lower backlog and a significant degree of market uncertainty. As such, we are planning for 2016 revenue to be lower than 2015, reflecting softer end-user demand across most of the industrial landscape and a continued strong U.S. dollar. Our strategic priorities remain the same: We will continue to focus on outgrowing our end markets through our DeltaX initiative, driving operational excellence with an emphasis on cost reductions and cash generation, as well as effective capital deployment to increase shareholder value.”

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TIMKEN

Table I: Adjusted Net Income & Earnings Per Share (EPS) from Continuing Operations

	2015 - 4Q		2015 - Full Year
	($M)	EPS	($M)	EPS
Net (Loss) Income Attributable to The Timken Company	$ (35.7)	$ (0.44)	$ (70.8)	$ (0.84)
Adjustments:
Pension settlement charges	$ 241.8	$ 2.92	$ 465.0	$ 5.45
Impairment and restructuring charges	3.1	0.04	15.9	0.19
Gain on divestitures	(29.0)	(0.35)	(28.7)	(0.33)
Acquisition-related charges	3.8	0.05	5.7	0.07
Fixed asset write-off	9.7	0.12	9.7	0.11
Tax benefit from above adjustments (net)	(109.6)	(1.32)	(173.1)	(2.03)
Other income tax adjustments	(35.1)	(0.43)	(34.6)	(0.41)
Total adjustments	84.7	1.03	259.9	3.05
Net Income, after adjustments	$ 49.0	$ 0.59	$ 189.1	$ 2.21
2015 Full-Year Results
For 2015, sales were $2.9 billion, 7 percent lower than 2014. Excluding the impact of currency, sales declined almost 2 percent, primarily driven by weaker end‑market demand across both Mobile and Process Industries, offset partially by the benefit of acquisitions. Net loss from continuing operations was $70.8 million or $0.84 per basic share for the year, versus net income of $146.8 million or $1.61 per diluted share a year ago.
Adjusted net income was $189.1 million or $2.21 per diluted share. This compares with $232.9 million or $2.55 per diluted share in 2014. The decline in earnings reflects negative currency, volume and net price/mix and higher interest expense, partially offset by favorable material and operating costs, lower SG&A expenses and a lower tax rate. Earnings per share also benefited from the company’s share buyback program, with 8.6 million shares repurchased in 2015.
Among recent developments, the company:

•	Broke ground on a new tapered roller bearing manufacturing facility in Ploiesti, Romania. The company expects to begin production in 2017;

•
Returned $103.1 million in capital to shareholders in the fourth quarter, through the repurchase of 2.7 million shares and payment of dividends, bringing total capital returned to shareholders to nearly $400 million for the year;

•	Received board authorization to repurchase up to 5 million shares in 2016;

•
Entered into a group annuity contract to transfer approximately $475 million of retiree pension obligations to Prudential Insurance Company of America. Coupled with a similar transaction in the first quarter, the total liability transferred was over $1 billion in 2015, funded entirely with plan assets; and

•	Completed its global rollout of the Timken® 6000 series metric deep groove ball bearings and introduced a new line of Drives® Leaf Chain, both as part of its DeltaX growth initiative.
Fourth-Quarter Segment Results
Mobile Industries reported fourth-quarter sales of $380.3 million, approximately 2 percent lower than the same period a year ago. Excluding the impact of currency, sales increased over 2 percent driven by the net benefit of acquisitions. Organically, revenue was roughly flat, with automotive growth partially offset by lower off-highway and rail demand.
Earnings before interest and taxes (EBIT) for the fourth quarter were $58.9 million or 15.5 percent of sales, compared with EBIT of $22.4 million or 5.8 percent of sales for the same period a year ago. Adjusted EBIT was $36.2 million or 9.5 percent of sales, compared with $28.6 million or 7.3 percent of sales in the fourth quarter last year. The increase in year-over-year adjusted EBIT was driven by the impact of favorable material and operating costs and lower SG&A expenses, partially offset by the impact of lower production volume.

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TIMKEN

Process Industries sales of $334.1 million for the fourth quarter declined approximately 10 percent from the same period a year ago. Excluding the impact of currency, sales were down about 6 percent, driven by weaker demand in the industrial aftermarket and heavy industries, partially offset by growth in wind energy and military marine, and the benefit of acquisitions.
EBIT for the quarter was $45.2 million or 13.5 percent of sales, compared with EBIT of $79.7 million or 21.4 percent of sales for the same period a year ago. Adjusted EBIT was $55.7 million or 16.7 percent of sales, compared with $79.4 million or 21.3 percent of sales in the fourth quarter last year. The decrease in year-over-year adjusted EBIT was driven by the impact of lower volume and currency, partially offset by favorable material costs, lower SG&A expenses and the benefit of acquisitions.
2016 Outlook
The company is planning for 2016 revenue to be down approximately 4 to 5 percent versus 2015, including 2 percent from currency declines.
Within its segments, the company estimates full-year 2016:

•
Mobile Industries' sales to be down approximately 5 percent. Excluding the impact of currency, sales are expected to be down around 3 percent, reflecting lower demand in rail, off-highway and aerospace, offset partially by growth in automotive and the net benefit of acquisitions.

•
Process Industries' sales to be down approximately 4 percent. Excluding the impact of currency, sales are expected to be down around 2 percent, driven by declines across the industrial aftermarket and heavy industries, offset partially by the benefit of acquisitions.

Timken anticipates 2016 earnings per diluted share to range from $1.35 to $1.45 for the full year on a GAAP basis. Excluding unusual items, the company expects 2016 adjusted earnings per diluted share to be $1.90 to $2.00. Earnings per share estimates reflect the benefit of share repurchases completed by the end of 2015 and currency rates as of Dec. 31, 2015.
Conference Call Information
Timken will host a conference call today at 9:00 a.m. Eastern Time to review its financial results. Presentation materials will be available online in advance of the call for interested investors and securities analysts.
Conference Call:    Wednesday, February 3, 2016
9:00 a.m. Eastern Time
Live Dial-In: 888-240-1251 or 913-981-5544
(Call in 10 minutes prior to be included.)
Conference ID: Timken Earnings Call
Live Webcast:    www.timken.com/investors
Conference Call Replay:    Replay Dial-In available through February 17, 2016:
888-203-1112 or 719-457-0820
Replay Passcode: 8118267

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TIMKEN

About The Timken Company
The Timken Company (NYSE: TKR; www.timken.com) engineers, manufactures and markets bearings, transmissions, gearboxes, belts, chain and related products, and offers a spectrum of powertrain rebuild and repair services. The leading authority on tapered roller bearings, Timken today applies its deep knowledge of metallurgy, tribology and mechanical power transmission across a variety of bearings and related systems to improve reliability and efficiency of machinery and equipment all around the world. The company’s growing product and services portfolio features many strong industrial brands including Timken®, Fafnir®, Philadelphia Gear®, Carlisle®, Drives® and InterlubeTM. Known for its quality products and collaborative technical sales model, Timken posted $2.9 billion in sales in 2015. With more than 14,000 employees operating from 29 countries, Timken makes the world more productive and keeps industry in motion.
Certain statements in this release (including statements regarding the company's forecasts, estimates plans and expectations) that are not historical in nature are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements related to expectations regarding the company's future financial performance, including information under the heading "Outlook," are forward-looking.
The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the finalization of the company's financial statements for the fourth quarter and full-year of 2015; the company's ability to respond to the changes in its end markets that could affect demand for the company's products; unanticipated changes in business relationships with customers or their purchases from the company; changes in the financial health of the company's customers, which may have an impact on the company's revenues, earnings and impairment charges; fluctuations in raw material and energy costs; the impact of the company's last-in, first-out accounting; weakness in global or regional economic conditions and capital markets; fluctuations in currency valuations; changes in the expected costs associated with product warranty claims; the ability to achieve satisfactory operating results in the integration of acquired companies; the impact on operations of general economic conditions; fluctuations in customer demand; the impact on the company’s pension obligations due to changes in interest rates, investment performance and other tactics designed to reduce risk; the company’s ability to complete and achieve the benefits of announced plans, programs, initiatives, and capital investments; the company’s ability to avoid any indemnification liabilities under certain agreements it entered into with TimkenSteel Corporation in connection with the spinoff and the ability of TimkenSteel Corporation to satisfy any indemnification liabilities it entered into in connection with the spinoff; and the taxable nature of the spinoff. Additional factors are discussed in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended Dec. 31, 2014, quarterly reports on Form 10-Q and current reports on Form 8-K. Except as required by the federal securities laws, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
###

Media Contact: Clark Harvey	Investor Contact: Shelly Chadwick
Manager - Communications	Vice President - Treasury & Investor Relations
Telephone: (234) 262-3514	Telephone: (234) 262-3223
mediarelations@timken.com	shelly.chadwick@timken.com

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TIMKEN

The Timken Company
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in millions, except per share data)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net sales	$714.4	$762.2	$2,872.3	$3,076.2
Cost of products sold	523.5	541.4	2,078.4	2,178.2
Gross Profit	190.9	220.8	793.9	898.0
Selling, general & administrative expenses (SG&A)	119.0	131.7	494.3	542.5
Impairment and restructuring charges	2.7	5.4	14.7	113.4
Pension settlement charges	241.8	33.0	465.0	33.7
Gain on divestitures	(29.0)	—	(28.7)	—
Operating (Loss) Income	(143.6)	50.7	(151.4)	208.4
Other (expense) income, net	(6.7)	(0.8)	(7.5)	19.9
(Loss) Earnings Before Interest and Taxes (EBIT)(1)	(150.3)	49.9	(158.9)	228.3
Interest expense, net	(7.7)	(7.0)	(30.7)	(24.3)
(Loss) Income From Continuing Operations Before Income Taxes	(158.0)	42.9	(189.6)	204.0
(Benefit) provision for income taxes	(122.6)	1.3	(121.6)	54.7
(Loss) Income From Continuing Operations	(35.4)	41.6	(68.0)	149.3
Income from discontinued operations, net of income taxes(2)	—	5.3	—	24.0
Net (Loss) Income	(35.4)	46.9	(68.0)	173.3
Less: Net Income Attributable to Noncontrolling Interest	0.3	0.4	2.8	2.5
Net (Loss) Income Attributable to The Timken Company	$(35.7)	$46.5	$(70.8)	$170.8

Net (Loss) Income per Common Share Attributable to The Timken Company Common Shareholders
Basic (Loss) Earnings per share - Continuing Operations	$(0.44)	$0.46	$(0.84)	$1.62
Basic Earnings per share - Discontinued Operations	—	0.06	—	0.27
Basic (Loss) Earnings per share	$(0.44)	$0.52	$(0.84)	$1.89

Diluted (Loss) Earnings per share - Continuing Operations	$(0.44)	$0.46	$(0.84)	$1.61
Diluted Earnings per share - Discontinued Operations	—	0.06	—	0.26
Diluted (Loss) Earnings per share	$(0.44)	$0.52	$(0.84)	$1.87

Average Shares Outstanding	81,845,054	88,633,323	84,631,778	90,367,345
Average Shares Outstanding - assuming dilution	81,845,054	89,600,784	84,631,778	91,224,328

(1) EBIT is defined as operating income plus other income (expense). EBIT is an important financial measure used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT is useful to investors as this measure is representative of the Company's performance.

(2) Discontinued Operations related to the spinoff of the steel business on June 30, 2014 and includes both operating results and separation costs.

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TIMKEN

BUSINESS SEGMENTS
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in millions)	2015	2014	2015	2014

Mobile Industries
Net sales to external customers	$380.3	$389.5	$1,558.3	$1,685.4
Earnings before interest and taxes (EBIT) (1)	$58.9	$22.4	$173.3	$65.6
EBIT Margin (1)	15.5%	5.8%	11.1%	3.9%

Process Industries
Net sales to external customers	$334.1	$372.7	$1,314.0	$1,390.8
Earnings before interest and taxes (EBIT) (1)	$45.2	$79.7	$190.2	$267.1
EBIT Margin (1)	13.5%	21.4%	14.5%	19.2%

Unallocated corporate expense	$(12.6)	$(19.2)	$(57.4)	$(71.4)
Unallocated pension settlement charges (2)	(241.8)	(33.0)	(465.0)	(33.0)

Consolidated
Net sales to external customers	$714.4	$762.2	$2,872.3	$3,076.2
(Loss) earnings before interest and taxes (EBIT) (1)	$(150.3)	$49.9	$(158.9)	$228.3
EBIT Margin (1)	(21.0)%	6.5%	(5.5)%	7.4%

(1) EBIT is defined as operating income plus other income (expense). EBIT Margin is EBIT as a percentage of net sales. EBIT and EBIT Margin are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT and EBIT Margin is useful to investors as these measures are representative of the Company's performance.

(2) Unallocated pension settlement charges primarily related to two agreements pursuant to which two of the Company's U.S. defined benefit pension plans purchased group annuity contracts from Prudential Insurance Company of America (Prudential), which require Prudential to pay and administer future benefits for a total of approximately 8,400 U.S. Timken retirees, as well as lump sum distributions to new retirees during 2015.

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TIMKEN

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in millions)	(Unaudited) December 31, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$129.6	$278.8
Restricted cash	0.2	15.3
Accounts receivable	447.0	475.7
Inventories, net	543.2	585.5
Other current assets	78.8	126.6
Total Current Assets	1,198.8	1,481.9
Property, Plant and Equipment, net	777.8	780.5
Goodwill and other intangible assets	598.6	499.3
Non-current pension assets	86.3	176.2
Other assets	128.9	63.5
Total Assets	$2,790.4	$3,001.4

LIABILITIES
Accounts payable	$159.7	$143.9
Short-term debt, including current portion of long-term debt	77.1	8.0
Income taxes	13.1	80.2
Accrued expenses	247.8	301.7
Total Current Liabilities	497.7	533.8

Long-term debt	580.6	522.1
Accrued pension cost	146.9	165.9
Accrued postretirement benefits cost	136.1	141.8
Other non-current liabilities	71.8	48.7
Total Liabilities	1,433.1	1,412.3

EQUITY
The Timken Company shareholders' equity	1,337.2	1,576.2
Noncontrolling Interest	20.1	12.9
Total Equity	1,357.3	1,589.1
Total Liabilities and Equity	$2,790.4	$3,001.4

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TIMKEN

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in millions)	2015	2014	2015	2014
Cash Provided (Used)
OPERATING ACTIVITIES
Net (loss) income attributable to The Timken Company	$(35.7)	$46.5	$(70.8)	$170.8
Net income from discontinued operations	—	(5.3)	—	(24.0)
Net income attributable to noncontrolling interest	0.3	0.4	2.8	2.5
Adjustments to reconcile net (loss) income to net cash provided (used) by operating activities:
Depreciation and amortization	33.0	33.6	130.8	137.0
Impairment charges	—	0.1	3.3	98.9
Loss (gain) on sale of assets	10.0	0.7	11.8	(20.2)
Gain on divestitures	(29.0)	—	(28.7)	—
Pension and other postretirement expense	251.4	39.5	502.9	62.0
Pension and other postretirement benefit contributions and payments	(6.3)	(2.3)	(29.8)	(49.9)
Changes in operating assets and liabilities:
Accounts receivable	18.0	4.3	16.1	(48.3)
Inventories	45.8	25.3	52.9	(26.8)
Accounts payable	(15.4)	(39.3)	11.6	8.0
Accrued expenses	0.2	9.6	(55.8)	2.2
Income taxes	(152.9)	(21.0)	(210.5)	(68.6)
Other, net	9.1	16.6	38.2	37.9
Net Cash Provided by Operating Activities - Continuing Operations	$128.5	$108.7	$374.8	$281.5
Net Cash Provided by Operating Activities - Discontinued Operations	—	2.9	—	25.5
Net Cash Provided by Operating Activities	$128.5	$111.6	$374.8	$307.0
INVESTING ACTIVITIES
Capital expenditures	$(40.5)	$(39.7)	$(105.6)	$(126.8)
Acquisitions	0.3	(9.7)	(213.3)	(21.7)
Divestitures	43.4	7.4	46.2	7.4
Other	0.4	4.4	7.5	23.4
Net Cash (Used) Provided by Investing Activities - Continuing Operations	$3.6	$(37.6)	$(265.2)	$(117.7)
Net Cash Used by Investing Activities - Discontinued Operations	—	—	—	(77.0)
Net Cash (Used) Provided by Investing Activities	$3.6	$(37.6)	$(265.2)	$(194.7)
FINANCING ACTIVITIES
Cash dividends paid to shareholders	$(21.3)	$(22.1)	$(87.0)	$(90.3)
Purchase of treasury shares	(81.8)	(4.4)	(309.7)	(270.9)
Net proceeds (payments) from credit facilities	(21.4)	(0.3)	55.0	(9.8)
Net proceeds (payments) from long-term debt	(44.5)	(0.1)	75.1	95.5
Distribution of TimkenSteel	—	—	—	(46.5)
Other	17.6	(0.2)	25.0	19.8
Net Cash Used by Financing Activities - Continuing Operations	$(151.4)	$(27.1)	$(241.6)	$(302.2)
Net Cash Provided by Financing Activities - Discontinued Operations	—	—	—	100.0
Net Cash Used by Financing Activities	$(151.4)	$(27.1)	$(241.6)	$(202.2)
Effect of exchange rate changes on cash	(6.1)	(6.3)	(17.2)	(15.9)
(Decrease) Increase in Cash and Cash Equivalents	$(25.4)	$40.6	$(149.2)	$(105.8)
Cash and cash equivalents at Beginning of Period	155.0	238.2	278.8	384.6
Cash and Cash Equivalents at End of Period	$129.6	$278.8	$129.6	$278.8

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TIMKEN

Reconciliations of Adjusted Net Income from Continuing Operations to GAAP (Loss) Income from Continuing Operations and Adjusted Diluted Earnings Per Share to GAAP (Loss) Earnings Per Share:
(Unaudited)
These reconciliations are provided as additional relevant information about the Company's performance. Management believes that adjusted net income from continuing operations and adjusted diluted earnings per share, adjusted to remove: (a) pension settlement charges; (b) impairment and restructuring charges; (c) gain on divestitures and the sale of real estate; (d) acquisition related charges; (e) fixed asset write-offs; and (f) the benefit from income taxes are representative of the Company's performance and therefore useful to investors.

(Dollars in millions, except share data)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2015	EPS	2014	EPS	2015	EPS	2014	EPS
(Loss) Income from Continuing Operations	$(35.4)		$41.6		$(68.0)		$149.3
Less: Net Income Attributable to Noncontrolling Interest	0.3		0.4		2.8		2.5
Net (Loss) Income from Continuing Operations Attributable to The Timken Company	$(35.7)	$(0.44)	$41.2	$0.46	$(70.8)	$(0.84)	$146.8	$1.61

Adjustments:
Pension settlement charges (1)	$241.8	$2.92	$33.0	$0.36	$465.0	$5.45	$33.7	$0.37
Impairment and restructuring charges (2)	3.1	0.04	5.9	0.07	15.9	0.19	136.2	1.49
Gain on divestitures and sale of real estate (3)	(29.0)	(0.35)	—	—	(28.7)	(0.33)	(22.6)	(0.25)
Acquisition related charges (4)	3.8	0.05	—	—	5.7	0.07	—	—
Fixed asset write-off (5)	9.7	0.12	—	—	9.7	0.11	—	—
Tax benefit from above adjustments (net) (6)	(109.6)	(1.32)	(13.7)	(0.15)	(173.1)	(2.03)	(52.5)	(0.58)
Other income tax adjustments (7)	(35.1)	(0.43)	(8.5)	(0.09)	(34.6)	(0.41)	(8.7)	(0.09)
Total Adjustments:	84.7	1.03	16.7	0.19	259.9	3.05	86.1	0.94
Adjusted Net Income from Continuing Operations	$49.0	$0.59	$57.9	$0.65	$189.1	$2.21	$232.9	$2.55

(1) Pension settlement charges primarily related to two agreements pursuant to which two of the Company's U.S. defined benefit pension plans purchased group annuity contracts from Prudential, which require Prudential to pay and administer future benefits for a total of approximately 8,400 U.S. Timken retirees, as well as lump sum distributions to new retirees during 2015.

(2) Impairment and restructuring charges, including rationalization costs recorded in cost of products sold, related to plant closures, the rationalization of certain plants and severance related to cost reduction initiatives.

(3) Gain on divestitures related to the gain on the sale of Timken Alcor Aerospace Technologies, Inc. (Alcor) located in Mesa, Arizona, of $29.0 million in the fourth quarter of 2015. Gain on the sale of real estate related to the sale of the former manufacturing facility in Sao Paulo, Brazil of $22.6 million in the first quarter of 2014.

(4) Acquisition charges related to the acquisition of the Carlisle belts product line, including an inventory step up and one time transaction costs.

(5) The fixed asset write-off related to costs that remained in construction in process (CIP) after the related assets were placed into service. The majority of these assets were placed into service between 2008 and 2012. This error was identified during an examination of aged balances in the CIP account. Management of the Company concluded that the correction of this error in the fourth quarter of 2015 and the presence of this error in prior periods is immaterial to all periods presented.

(6) Tax benefit from above adjustments (net) included the tax impact on pre-tax special items as well as adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

(7) Other income tax adjustments included the impact of discrete tax items recorded during the respective periods, including the reversal of certain valuation allowances on deferred tax assets and reversals of uncertain tax positions in the fourth quarter of 2015.

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Reconciliation of EBIT to GAAP Net (Loss) Income, and EBIT Margin, After Adjustments, to Net (Loss) Income as a Percentage of Sales and EBIT, After Adjustments, to Net (Loss) Income:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance. Management believes consolidated (loss) earnings before interest and taxes (EBIT) is representative of the Company's performance and that it is appropriate to compare GAAP net (loss) income to consolidated EBIT. Management also believes that EBIT and EBIT margin, after adjustments, are representative of the Company's core operations and therefore useful to investors.

(Dollars in millions, except share data)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2015	Percentage to Net Sales	2014	Percentage to Net Sales	2015	Percentage to Net Sales	2014	Percentage to Net Sales
Net (Loss) Income	$(35.4)	(5.0)%	$46.9	6.2%	$(68.0)	(2.4)%	$173.3	5.6%

Income from discontinued operations, net of income taxes	—	—%	(5.3)	(0.7)%	—	—%	(24.0)	(0.8)%
(Benefit) provision for income taxes	(122.6)	(17.1)%	1.3	0.2%	(121.6)	(4.2)%	54.7	1.8%
Interest expense	8.4	1.2%	8.3	1.1%	33.4	1.2%	28.7	0.9%
Interest income	(0.7)	(0.1)%	(1.3)	(0.2)%	(2.7)	(0.1)%	(4.4)	(0.1)%
Consolidated (loss) earnings before interest and taxes (EBIT)	$(150.3)	(21.0)%	$49.9	6.5%	$(158.9)	(5.5)%	$228.3	7.4%

Adjustments:
Pension settlement charges (1)	$241.8	33.9%	$33.0	4.4%	$465.0	16.2%	$33.7	1.1%
Impairment and restructuring charges(2)	3.1	0.4%	5.9	0.8%	15.9	0.5%	136.2	4.4%
Gain on divestitures and sale of real estate (3)	(29.0)	(4.1)%	—	—%	(28.7)	(1.0)%	(22.6)	(0.7)%
Acquisition related charges(4)	3.8	0.5%	—	—%	5.7	0.2%	—	—%
Fixed asset write-off (5)	9.7	1.4%	—	—%	9.7	0.3%	—	—%
Total Adjustments	229.4	32.1%	38.9	5.2%	467.6	16.2%	147.3	4.8%
Consolidated earnings before interest and taxes (EBIT), after adjustments	$79.1	11.1%	$88.8	11.7%	$308.7	10.7%	$375.6	12.2%

(1) Pension settlement charges primarily related to two agreements pursuant to which two of the Company's U.S. defined benefit pension plans purchased group annuity contracts from Prudential, which require Prudential to pay and administer future benefits for a total of approximately 8,400 U.S. Timken retirees, as well as lump sum distributions to new retirees during 2015.

(2) Impairment and restructuring charges, including rationalization costs recorded in cost of products sold, related to plant closures, the rationalization of certain plants, and severance related to cost reduction initiatives.

(3) Gain on divestitures related to the gain on the sale of Alcor located in Mesa, Arizona, of $29.0 million in the fourth quarter of 2015. Gain on the sale of real estate related to the sale of the former manufacturing facility in Sao Paulo, Brazil of $22.6 million in the first quarter of 2014.

(4) Acquisition charges related to the acquisition of the Carlisle belts product line, including an inventory step up and one time transaction costs.

(5) The fixed asset write-off related to costs that remained in CIP after the related assets were placed into service. The majority of these assets were placed into service between 2008 and 2012. This error was identified during an examination of aged balances in the CIP account.  Management of the Company concluded that the correction of this error in the fourth quarter of 2015 and the presence of this error in prior periods is immaterial to all periods presented.

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TIMKEN

Reconciliation of segment EBIT Margin, After Adjustments, to segment EBIT as a Percentage of Sales and segment EBIT, After Adjustments, to segment EBIT:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's Mobile Industries and Process Industries segment performance. Management believes that segment EBIT and EBIT margin, after adjustments, are representative of the segment's core operations and therefore useful to investors.

Mobile Industries
(Dollars in millions)	Three Months Ended December 31, 2015	Percentage to Net Sales	Three Months Ended December 31, 2014	Percentage to Net Sales	Twelve Months Ended December 31, 2015	Percentage to Net Sales	Twelve Months Ended December, 2014	Percentage to Net Sales
Earnings before interest and taxes (EBIT)	$58.9	15.5%	$22.4	5.8%	$173.3	11.1%	$65.6	3.9%

Pension settlement charges (1)	—	—%	—	—%	—	—%	0.7	—%
Impairment and restructuring charges (2)	2.5	0.6%	6.2	1.5%	6.9	0.4%	133.4	7.9%
Gain on divestitures and sale of real estate (3)	(29.0)	(7.6)%	—	—%	(29.0)	(1.8)%	(22.6)	(1.3)%
Acquisition related charges (4)	2.3	0.6%	—	—%	3.0	0.2%	—	—%
Fixed asset write-off (5)	1.5	0.4%	—	—%	1.5	0.1%	—	—%
Earnings before interest and taxes (EBIT), after adjustments	$36.2	9.5%	$28.6	7.3%	$155.7	10.0%	$177.1	10.5%

Process Industries
(Dollars in millions)	Three Months Ended December 31, 2015	Percentage to Net Sales	Three Months Ended December 31, 2014	Percentage to Net Sales	Twelve Months Ended December 31, 2015	Percentage to Net Sales	Twelve Months Ended December, 2014	Percentage to Net Sales
Earnings before interest and taxes (EBIT)	$45.2	13.5%	$79.7	21.4%	$190.2	14.5%	$267.1	19.2%

Impairment and restructuring charges(2)	1.0	0.3%	(0.3)	(0.1)%	8.9	0.7%	2.2	0.2%
Loss on divestitures (3)	—	—%	—	—%	0.3	—%	—	—%
Acquisition related charges (4)	1.3	0.4%	—	—%	1.8	0.1%	—	—%
Fixed asset write-off (5)	8.2	2.5%	—	—%	8.2	0.6%	—	—%
Earnings before interest and taxes (EBIT), after adjustments	$55.7	16.7%	$79.4	21.3%	$209.4	15.9%	$269.3	19.4%

(1) Pension settlement charges related to the settlement of certain pension obligations in Canada.

(2) Impairment and restructuring charges, including rationalization costs recorded in cost of products sold, related to plant closures, the rationalization of certain plants, and severance related to cost reduction initiatives.

(3) (Gain) loss on divestitures related to the gain on the sale of Alcor located in Mesa, Arizona, of $29.0 million in the fourth quarter of 2015, and the loss on the sale of the Company's repair business in Niles, Ohio, of $0.3 million in the second quarter of 2015. Gain on the sale of real estate related to the sale of the former manufacturing facility in Sao Paulo, Brazil of $22.6 million in the first quarter of 2014.

(4) Acquisition charges related to the acquisition of the Carlisle belts product line, including an inventory step up and one time transaction costs.

(5) The fixed asset write-off related to costs that remained in CIP after the related assets were placed into service. The majority of these assets were placed into service between 2008 and 2012. This error was identified during an examination of aged balances in the CIP account.  Management of the Company concluded that the correction of this error in the fourth quarter of 2015 and the presence of this error in prior periods is immaterial to all periods presented.

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TIMKEN

Reconciliation of Total Debt to Net Debt and the Ratio of Net Debt to Capital to the Ratio of Total Debt to Capital:
(Unaudited)
These reconciliations are provided as additional relevant information about the Company's financial position. Capital, used for the ratio of total debt to capital, is defined as total debt plus total shareholders' equity. Capital, used for the ratio of net debt to capital, is defined as total debt less cash, cash equivalents and restricted cash plus total shareholders' equity. Management believes Net Debt and the Ratio of Net Debt to Capital are important measures of the Company's financial position, due to the amount of cash and cash equivalents.

(Dollars in millions)
			December 31, 2015	December 31, 2014
Short-term debt, including current portion of long-term debt			$77.1	$8.0
Long-term debt			580.6	522.1
Total Debt			$657.7	$530.1
Less: Cash, cash equivalents and restricted cash			(129.8)	(294.1)
Net Debt			$527.9	$236.0

Total equity			$1,357.3	$1,589.1

Ratio of Total Debt to Capital			32.6%	25.0%
Ratio of Net Debt to Capital			28.0%	12.9%
Reconciliation of Free Cash Flow to GAAP Net Cash Provided by Operating Activities:
(Unaudited)
Management believes that free cash flow is useful to investors because it is a meaningful indicator of cash generated from operating activities available for the execution of its business strategy.

(Dollars in millions)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net cash provided by operating activities from continuing operations	$128.5	$108.7	$374.8	$281.5
Less: capital expenditures	(40.5)	(39.7)	(105.6)	(126.8)
Free cash flow	$88.0	$69.0	$269.2	$154.7

12

TIMKEN

Reconciliation of Adjusted Earnings per Share to GAAP Earnings per Share for Full Year 2016 Outlook:
(Unaudited)
This reconciliation is provided as additional relevant information about the Company's performance. Management believes that adjusted diluted earnings per share, adjusted to remove: (a) pension settlement charges; and (b) restructuring charges are representative of the Company's performance and therefore useful to investors.

	Low End Earnings Per Share	High End Earnings Per Share
Forecasted full year GAAP diluted earnings per share	$1.35	$1.45

Adjustments:
Pension settlement charges (1)	0.25	0.25
Restructuring charges (2)	0.30	0.30
Total Adjustments:	$0.55	$0.55
Forecasted full year adjusted diluted earnings per share	$1.90	$2.00

(1) Pension settlement charges primarily relate to anticipated lump sum settlement activity.

(2) Restructuring charges relate to severance and other cost reduction initiatives.

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